[LETTERHEAD OF STONEFIELD JOSEPHSON, INC.]


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Indigenous Global Development Corporation on Form S-8 of our report dated October 3, 2003, appearing in the Annual Report on Form 10-KSB of Indigenous Global Development Corporation for the year ended June 30, 2003.




STONEFIELD JOSEPHSON, INC.

/s/Stonefield Josephson, Inc.

San Francisco, California
March 22, 2004





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